THE
                                   SCUDDER
                                   FUNDS


Plan agreement,                    The Scudder
sample plan                        Employer-Select
documents                          403(b) plan











                                   SCUDDER
                                   SCUDDER, STEVENS & CLARK INVESTMENT COUNSEL

Contents

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How employers establish
a Scudder Employer-
Select 403(b) program              3
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Explanation of employer
selections                         4
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Worksheet for employer
to select plan options             7
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Sample employer
adoption agreement                10
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Sample employee
application                       12
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Sample designation of
beneficiary form                  13
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Sample salary reduction
agreement                         14
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Plan agreement                    15
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Telephone numbers and
addresses                         23
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     The term "Scudder 403(b) Plan"
refers to the Scudder 403(b) Plan
and includes functions performed by:

     o    Scudder Fund Distributors,
          Inc. which offers Scudder
          403(b) Plans and acts as
          principal underwriter for
          each Scudder fund,

     o    State Street Bank and
          Trust Company, as
          custodian and transfer
          agent of the Scudder funds
          and as custodian of the
          Scudder 403(b) Plans, and

     o    Boston Financial Data
          Services, Inc. (an
          affiliate of State Street
          Bank), the service agent
          responsible for
          maintaining shareholder
          account records for the
          Scudder funds.

     Scudder, Stevens & Clark acts
as investment adviser to the Scudder
funds.
------------------------------------


Introduction

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The Scudder Funds booklet "Tax Deferred Annuity Plans (TDAs and TSAs) under
Section 403(b)(7)" describes the Scudder 403(b) program. This program consists of eight Scudder no-load mutual funds, a processing and record keeping system that segregates contributions by contribution type and by individual employee, and either the Scudder Employee-Select or the Scudder Employer-Select 403(b) plan.

     The Employer-Select plan described in this booklet is a flexible plan that allows employers to select among many options to tailor a plan in accordance with their objectives and the needs of their employees. It is designed to accept direct employer contributions as well as various types of employee contributions and permits the employer to impose certain controls over the investment and withdrawal of contributions.

     This booklet explains how employers establish a Scudder Employer-Select program. In addition to the plan itself, the booklet includes a worksheet showing how employers select various plan options.

     The booklet also contains samples of an employer adoption agreement, an employee application form, a designation of beneficiary form, and an employee salary reduction agreement.

How employers establish
a Scudder Employer-
Select 403(b) program
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Plan adoption                           The Scudder Employer-Select 403(b) plan
                                   permits employers to select among various options that determine many of the important terms of their plan. The employer makes these elections on a worksheet provided by a Scudder Group Retirement Specialist, as illustrated on pages 7-9. Scudder then prepares an individually-designed adoption agreement that reflects all selections made and eliminates any reference to options not selected. The plan becomes effective after the employer and State Street Bank and Trust Company, acting as custodian, sign the adoption agreement.

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Employee applications                   Based on the employer's selections,
                                   Scudder prepares a package of individually designed employee applications and information. The employee applications specify which Scudder fund or funds the employees are permitted to select for contributions and the allocation of contributions among funds. Depending on how the employer completes the worksheet, employees may also be able to make other selections such as normal retirement age. A designation of beneficiary form can be printed on the reverse side of the application. Salary reduction agreements, if desired by the employer, can also be provided.

                                        The Scudder information package also
                                   includes prospectuses and information about the investment characteristics of the funds designated by the employer. This information acquaints employees with the nature of mutual funds and helps them select the fund or funds most suited to their investment objectives. Scudder can also provide copies of the plan agreement and the completed adoption agreement for distribution to participants if the employer wishes.

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Establishing the plan on the            To establish a 403(b) plan on the
Scudder processing system          Scudder processing system, the employer needs
                                   only to provide certain background
                                   information about the plan and payroll
                                   processing details. Thereafter the employer remits funds and information about how the amount submitted should be allocated among participants and how it is broken down by contribution type, if more than one type of contribution is involved. The booklet "The
                                   Scudder Processing System" provides more information.

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Reporting and disclosure                A 403(b) plan sponsored by an employer
                                   is subject to the reporting and disclosure requirements of ERISA. Scudder will provide information to help comply with the reporting requirements. In addition, Scudder will prepare a sample summary plan description tailored to the selections made by the employer and suitable for distribution to employees.

Explanation of
employer selections
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How to use the worksheet                The plan agreement beginning on page 15
                                   contains the provisions of the Scudder
                                   Employer-Select 403(b) plan. Employers are urged to review it to develop a full understanding of the plan and of the various selections available to them.

                                        Employers first indicate the selections
                                   which they wish to make on a worksheet
                                   provided for the employer's convenience by a Scudder Group Retirement Specialist. Later, Scudder prepares an individually-designed employer adoption agreement reflecting only the selections made by the employer and eliminating references to unselected options. A copy of the worksheet begins on page 7.
                                   The selections made by the employer include the determination of which contribution types in addition to direct employer contributions the employer wishes to permit. Employer selections also establish certain fundamental procedures such as those involving changes of investment, withdrawal of contributions by employees, and distribution of benefits to employees.

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Normal retirement age                   The employer can determine whether
                                   employees may select normal retirement age.

Section II                              This section gives employers the option
                                   of selecting the normal retirement age for all their employees. Alternatively, employers may give individual employees the right to select their own. The normal retirement age is the age at which employees usually begin to receive distributions from their plans. It cannot be less than age
                                   59 1/2.

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Determination of                        Employers can elect to permit various
employer and employee              types of contributions in a Scudder Employer-
contribution types                 Select 403(b) plan in addition to direct
                                   employer contributions. (Direct employer contributions are automatically permitted but are not required). Optional contribution types include employer contributions pursuant to employee salary reduction agreements, mandatory contributions, employer matching thrift contributions, thrift contributions, employee non-deductible voluntary contributions, and employee deductible voluntary contributions (often called
                                   "QVECs").  Rollover and transfer
                                   contributions are also permitted.

                                        The Scudder processing system segregates
                                   all contribution types in order to maintain the identity of each and to permit different investment selections, investment procedures, and distribution and withdrawal provisions to apply to some contribution types than apply to others.

Section III                             This section determines whether
                                   employees may make contributions to the plan by means of a salary reduction agreement. If the employer permits either mandatory contributions or matching thrift contributions, the employer must permit salary reduction contributions.

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Section IV                              Employers have the option under this
                                   section of requiring employees to make
                                   "mandatory contributions", (defined as
                                   employee contributions of up to 6% of
                                   compensation) to be eligible to receive
                                   employer contributions. The employer may make contributions on behalf of those employees who contribute the mandatory contributions, although there is no requirement for the employer to make such contributions.

Section V                               This section permits employers to offer
                                   matching thrift contributions in order to encourage employees to make salary reduction contributions. Employers must match any employee contributions made under the terms of the matching agreement. The amount of the employer's matching contribution may vary from employee to employee but must then be based on a formula established and implemented by the employer that applies to all employees. Employees with 20 years of service, for example, could be offered a higher matching contribution than employees with five years of service.

Section VI                              The Scudder Employer-Select 403(b) plan
                                   allows employees to make non-deductible
                                   voluntary contributions to their plan if permitted by the employer. Although not deductible, employee contributions accumulate tax-free until withdrawn. Non-deductible voluntary contributions (but not earnings from these contributions) may be withdrawn from the plan.

                                        The plan also permits employees to make
                                   deductible voluntary contributions ("QVECs") to the plan which are normally in lieu of IRA contributions. These contributions are fully tax-deductible but subject to certain limitations concerning maximum contribution amounts and withdrawals.

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Investment selection                    The Scudder Employer-Select plan permits
                                   employers to limit the Scudder funds eligible for new contributions and to limit the funds available to employees who wish to change the investment of already-contributed amounts.
                                   The plan also permits the employer to set different fund-selection limitations for different contribution types.

Section VII                             This selection permits employers to
                                   limit the number of Scudder funds available for contributions. Some employers, for example, might wish to limit the selection to one money market fund, an income fund, and a common stock fund investing in large established companies.

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Investment changes                      Under the plan, new contributions are
                                   invested identically. If, for example, a monthly plan contribution consists of a direct employer contribution and a salary reduction contribution, the contributions would be invested in two contribution accounts and the investment allocation within each contribution account would be in the same proportions. Changes in the allocation among funds of new contributions in the future apply to all contribution types until instructions are issued to the contrary.

Explanation of
employer selections, cont.
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                                        However, the plan permits investment
                                   changes involving already-contributed amounts to be made in different proportions among contribution types if allowed by the employer. The employer, for example, could permit employees to arrange investment changes in their salary reduction accounts without restriction. These investment changes could result in money being invested in funds other than those permitted for new contributions. Employers could also permit employees to make investment changes in their salary reduction accounts by telephone at any time while requiring that investment changes in their direct employer contribution accounts be arranged in writing no more frequently than quarterly.

Section VIII                            This section permits employers to
                                   require investment changes to be made through the plan administrator, and enables employers to limit the frequency with which employees make investment changes.

                                        Under this section, if employees are
                                   given the right to make investment changes directly with the custodian, the employer cannot limit the frequency of investment changes.

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Withdrawals and                         Employers may select various provisions
distributions                      affecting the timing and manner of
                                   distributions.

Section IX                              This section permits employers to decide
                                   whether employees who have not reached normal retirement age will be allowed to make withdrawals from the plan upon attainment of age 59 1/2.

Section X                               This section permits employers to decide
                                   whether employees will be able to receive distributions from the plan for reasons of financial hardship before distribution would normally begin.

Section XI                              This section permits employers to decide
                                   whether employees are automatically entitled to distributions upon separation from service, or whether distributions would be subject to guidelines imposed by the employer.

Section XII                             The employer may select whether the
                                   employer or the employee is to determine the method of distribution of benefits to employees.

Worksheet for Scudder 403(b) Plan,
Employer Adoption Agreement, and
Summary Plan Description
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The undersigned Employer will be establishing a custodial account, under
Internal Revenue Code Section 403(b)(7), and will be adopting a Scudder 403(b) Plan pursuant to the provisions of the Scudder 403(b) Agreement and the provisions selected below by the Employer in this worksheet. This worksheet is provided only for the convenience of the Employer and is not a part of any Plan or any Scudder 403(b) Agreement, nor is any portion of this worksheet incorporated by reference into any Scudder 403(b) Agreement.

This plan will be for the benefit of each employee of the employer who signs a Scudder 403(b) Plan Employee Application which is accepted by the Custodian. However, if the Employer specifies in a writing pertaining to eligibility that only employees of a certain class or classes are eligible to participate in this 403(b) plan, then this plan will be for the benefit of only such employees who sign a Scudder 403(b) Plan Employee Application which is accepted by the Custodian.

I.   NAME OF PLAN

               The Name of the 403(b) Plan to be adopted shall be the ___________________________________ 403(b) Plan.
                    (insert name of Employer)

II.  NORMAL RETIREMENT AGE

               An Employee's Normal Retirement Age (which may not be less than age 59 1/2) shall be:

Select One     [] (1) age 65 unless another age is indicated by the Employer
and Complete      here: _________________________________
if Applicable           (may not be less than age 59 1/2)
and if
Desired        [] (2) age 65 unless another age is indicated by the Employee in the Scudder 403(b) Plan Employee Application.

III. EMPLOYER CONTRIBUTIONS BY SALARY REDUCTION AGREEMENT

     [NOTE: If either Mandatory Contributions by Salary Reduction Agreement under Section IV(2) or Employer Matching Thrift Contributions under Section V(2) are selected, Section III(1) must be selected to permit Employer Contributions by means of a Salary Reduction Agreement.]

Select One     [] (1) Employer Contributions made in accordance with a Salary
                      Reduction Agreement, made between the Employer and Employee, described in Article III, Part B of the Scudder 403(b) Agreement.

               [] (2) Employer contributions by means of a Salary Reduction
                      Agreement made between the Employer and the Employee are not permitted.

IV.  MANDATORY CONTRIBUTIONS BY SALARY REDUCTION AGREEMENT

     [NOTE: Section IV(2) should NOT be completed to require Mandatory Contributions if Employer Matching Thrift Contributions have been selection under Section V(2), or if Employer Contributions by means of a Salary Reduction Agreement are not permitted under Section III(2).]

Select One and [] (1) Mandatory Contributions are not required.
Complete if
Necessary      [] (2) In order to participate in any Employer Contributions which the Employer may wish to (but need not) make, with respect to a taxable year of the Employee, directly to the Employee's Employer Contribution Account, the Employee must agree with the Employer for Mandatory Contributions to be made, in accordance with a Salary Reduction Agreement between the Employer and the Employee, to the Employee's Mandatory Contribution Account, with the total of such Mandatory Contributions for such taxable year of the Employee to be an amount equal to __________% (insert not over 6%) of the Employee's Compensation with respect to such taxable year of the Employee.

V.   MATCHING THRIFT CONTRIBUTIONS

     [NOTE: Section V(2) should NOT be completed to permit Employer Matching Thrift Contributions if Mandatory Contributions have been selected under
     Section IV(2), or if Employer Contributions by means of a Salary Reduction Agreement are not permitted under Section III(2).]

Select Either  [] (1) Matching Thrift Contributions are not permitted.
(1) or (2);
and, if (2)    [] (2) For each taxable year of the Employee with respect to
is Selected,          which the Employee has agreed with the Employer for Thrift
Complete it           Contributions to be made, in accordance with a Salary
and, if               Reduction Agreement between the Employer and the Employee,
Desired,              to the Employee's Thrift Contribution Account in a total
Select (3)            amount not exceeding  __________% (insert not over 6%) of
                      the Employee's Compensation for such taxable year of the Employee, the Employer will make Employee Matching Thrift
                      Contributions directly to the Employer Matching Thrift
                      Contribution Account in a total amount equal to _____% of the total amount of the Employee's Thrift Contributions for such taxable year of the Employee.

               [] (3) The preceding sentence of this Section V to the
                      contrary notwithstanding, the total amount of the Employer Matching Thrift Contributions for the Employee for such taxable year of the Employee shall not exceed an amount designated in writing by the Employer and communicated to the Employee based on a written formula established by the Employer and applied in a uniform and nondiscriminatory manner with respect to all Employees, a copy of which formula is to be attached to the Scudder 403(b) Plan Employer Adoption Agreement before it is signed by the Employer and the Custodian.

VI.  EMPLOYEE CONTRIBUTIONS

               A.   Employee Non-deductible Voluntary Contributions:

Select One     [] (1) Employee Non-deductible Voluntary Contributions, subject to the provisions of Article III, Part A(e) of the Scudder 403(b) Agreement, are permitted.

               [] (2) Employee Non-deductible Voluntary Contributions are not permitted.

               B.   Employee Deductible Voluntary Contributions:

Select One     [] (1) Employee Deductible Voluntary Contributions, subject to the provisions of Article III, Part A(f) of the Scudder 403(b) Agreement, are permitted.

               [] (2) Employee Deductible Voluntary Contributions are not
                      permitted.

VII. PERMITTED INVESTMENTS

Select as           Scudder Fund
Many as        [] Government Money Fund
are Desired    [] Cash Investment Trust
               [] Income Fund
               [] Target Fund (multi Portfolios)
               [] Capital Growth Fund
               [] Common Stock Fund
               [] Development Fund
               [] International Fund
               [] Such other Scudder Fund or Funds, if
                  any, as may be designated from time to
                  time by Scudder Fund Distributors,
                  Inc. (or its successor) as appropriate
                  for investment hereunder

VIII. PROCEDURES FOR CHANGE OF INVESTMENTS BY EMPLOYEE OR BENEFICIARY

     [NOTE: Section VIII(3), concerning telephone exchange instructions, may be selected ONLY if Section VIII(2) has been selected to permit Account investment changes by directions given directly to the Custodian.]

Select Either  [] (1) An Employee or the Employee's designated beneficiary or
(1) or (2);           beneficiaries may change the investment medium of an
and, if (2)           Account by directions given to the Plan Administrator in
is Selected           such fashion and at such times as provided in Article IV,
and, if               Part F of the Scudder 403(b) Agreement.
Desired,
Select (3)     [] (2) An Employee or the Employee's designated beneficiary or beneficiaries may change the investment medium of an Account by directions given to the Custodian in such fashion and at such times as provided in Article IV, Part
                      F of the Scudder 403(b) Agreement.

               [] (3) The preceding sentence of this Section VIII to the
                      contrary notwithstanding, an Employee or the Employee's designated beneficiary or beneficiaries is permitted to change the investment medium of an Account, by exchanging, by telephone, telegram or TWX instructions given directly to the Custodian, shares in one Scudder fund for shares of another Scudder fund for which telephone exchange is available, unless the Employee elects otherwise in Item 3C of the Scudder 403(b) Plan Employee Application.

IX.  WITHDRAWALS BY AN EMPLOYEE WHO HAS ATTAINED AGE 59 1/2

               Withdrawals from an Account by an Employee who has attained age 59 1/2, subject to the provisions of Article VII, Part C(a) of the Scudder 403(b) Agreement:

Select One     [] (1) are permitted, except that such withdrawals are permitted
and Complete          only if the Employee has attained another age if another
if Applicable         age is indicated here: _________________________________
and if Desired                               (may not be less than age 59 1/2)

               [] (2) are not permitted.

X.   WITHDRAWALS BY AN EMPLOYEE IN CASE OF FINANCIAL HARDSHIP

               Withdrawals from an Account by an Employee who encountered financial hardship, subject to the provisions of Article VII, Part C(b) of the Scudder 403(b) Agreement:

Select One     [] (1) are permitted.

               [] (2) are not permitted.

XI.  DISTRIBUTION TO AN EMPLOYEE UPON SEPARATION FROM SERVICE

               Distribution from an Account to an Employee, subject to the provisions of Article IX, Part A(b) of the Scudder 403(b)
               Agreement:

Select One     [] (1) shall be made or shall commence upon the Employee's separation from the service of the Employer if so determined by the Employer in a uniform and nondiscriminatory manner with respect to all Employees.

               [] (2) shall be made or shall commence upon the Employee's separation from the service of the Employer, if the Employee so elects.

XII. DETERMINATION OF METHOD OF DISTRIBUTION OF BENEFITS TO AN EMPLOYEE

               The method of distribution of benefits to an Employee from an Account, subject to the provisions of Article IX, Part C of the Scudder 403(b) Agreement:

Select One     [] (1) shall be determined by the Employer.

               [] (2) shall be determined by the Employee.


-------------------------------------     -------------------------------------
          Signature of Employer                   Printed name of Employer


-------------------------------------     -------------------------------------
               Date                                         Date

Sample employer
adoption agreement

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     The adoption agreement appearing below reflects one possible combination of worksheet selections which an employer might choose.

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                           Employer Adoption Agreement

The undersigned Employer by completing this Employer Adoption Agreement and the undersigned Custodian hereby establish a custodial account, under section 403(b)(7) of the Internal Revenue Code of 1954, as amended (the "Code"), as follows. (For definition of terms, see Article 1 of the Scudder 403(b) Agreement.)

I.   NAME OF PLAN

     The Name of the 403(b) Plan hereby adopted shall be The Sample Organization 403(b) Plan.

II.  NORMAL RETIREMENT AGE

     An Employee's Normal Retirement Age shall be 65.

III. EMPLOYER CONTRIBUTIONS BY SALARY REDUCTION AGREEMENT

     Employer Contributions may be made in accordance with a Salary Reduction Agreement, made between the Employer and Employee, described in Article III, Part B of the Scudder 403(b) Agreement.

IV.  MANDATORY CONTRIBUTIONS BY SALARY REDUCTION AGREEMENT

     Mandatory Contributions are not required.

V.   MATCHING THRIFT CONTRIBUTIONS

     For each taxable year of the Employee with respect to which the Employee has agreed with the Employer for Thrift Contributions to be made, in accordance with a Salary Reduction Agreement between the Employer and the Employee, to the Employee's Thrift Contribution Account in a total amount not exceeding 6% of the Employee's Compensation for such taxable year of the Employee, the Employer will make Employer Matching Thrift Contributions directly to the Employee's Employer Matching Thrift Contribution Account in a total amount to equal 50% of the total amount of the Employee's Thrift Contributions for such taxable year of the Employee.

VI.  EMPLOYEE CONTRIBUTIONS

     A.   Employee Non-deductible Voluntary Contributions:

          Employee Non-deductible Voluntary Contributions, subject to the provisions of Article III, Part A(e) of the Scudder 403(b) Agreement, are permitted.

     B.   Employee Deductible Voluntary Contributions:

          Employee Deductible Voluntary Contributions, subject to the provisions of Article III, Part A(f) of the Scudder 403(b) Agreement, are permitted.

VII. PERMITTED INVESTMENTS

     Initial and subsequent contributions to an account, subject to the provisions of Article IV of the Scudder 403(b) Agreement, are permitted in stock of the following Regulated Investment Companies:

       Scudder Fund
     Government Money Fund
     Income Fund
     Capital Growth Fund
     Common Stock Fund

VIII. PROCEDURES FOR CHANGE OF INVESTMENTS BY EMPLOYEE OR BENEFICIARY

     An Employee or the Employee's designated beneficiary or beneficiaries may change the investment medium of an Account by directions given to the Plan Administrator in such fashion and at such times as provided in Article IV, Part F of the Scudder 403(b) Agreement.

--------------------------------------------------------------------------------

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IX.  WITHDRAWALS BY AN EMPLOYEE WHO HAS ATTAINED AGE 59 1/2

     Withdrawals from an Account by an Employee who has attained age 50 1/2, subject to the provisions of Article VII, Part C(a) of the Scudder 403(b) Agreement are not permitted.

X.   WITHDRAWALS BY AN EMPLOYEE IN CASE OF FINANCIAL HARDSHIP

     Withdrawals from an Account by an Employee who has encountered financial hardship, subject to the provisions of Article VII, Part C(b) of the Scudder 403(b) Agreement are permitted.

XI.  DISTRIBUTION TO AN EMPLOYEE UPON SEPARATION FROM SERVICE

     Distribution from an Account to an Employee, subject to the provisions of
     Article IX, Part A(b) of the Scudder 403(b) Agreement shall be made or shall commence upon the Employee's separation from the service of the Employer if so determined by the Employer in a uniform and nondiscriminatory manner with respect to all Employees.

XII. DETERMINATION OF METHOD OF DISTRIBUTION OF BENEFITS

     The method of distribution of benefits to an Employee from an Account, subject to the provisions of Article IX, Part C of the Scudder 403(b) Agreement shall be determined by the Employer.

XIII. ADOPTION OF AGREEMENT BY EMPLOYER AND CUSTODIAN

     By this Employer Adoption Agreement, the Employer, duly qualified as an organization described in section 403(b)(1)(A) of the Code, hereby agrees with the Custodian, duly qualified as a bank described in Section 401(d)(1) of the Code, to open a separate Custodial Investment Account (the "Account"), for the benefit of each Employee of the Employer who signs a Scudder 403(b) Plan Employee Application which is accepted by the Custodian, pursuant to the Scudder 403(b) Agreement (the "Agreement") hereby adopted by the Employer and the Custodian, and the Employer and the Custodian further agree to the provisions contained in this Employer Adoption Agreement.

                                             STATE STREET BANK AND TRUST COMPANY


-------------------------------------   By -------------------------------------
Signature of Employer                                  Custodian


Sample Organization
-------------------------------------   By -------------------------------------
Employer                                               Date


Anytown, USA                            IMPORTANT: The Scudder 403(b) Agreement,
-------------------------------------   including this Employer Adoption
Address of Employer                     Agreement, becomes effective upon the
                                        date this Employer Adoption Agreement is signed by the Employer and the Custodian.


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                                                                              11

Sample
Employee Application

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     The employee application appearing below reflects the selections set forth in the sample adoption agreement on pages 10-11.

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                              Employee Application

                                                       Return this form to:
                                                       Employee Benefits Dept.

1.   NAME AND ADDRESS OF EMPLOYEE

     Name ______________________________________________________________________

     Address ___________________________________________________________________

     City ___________________ State _______ Zip _______ Date of Birth __________

     Social Security Number __________ Employee Identification Number __________

2.   NAME AND ADDRESS OF EMPLOYER

     Name ______________________________________________________________________

     Address ___________________________________________________________________

     City ____________________________ State _______________ Zip _______________

     Employer Group Number ______________ Tax Identification Number ____________

3.   INVESTMENT INSTRUCTIONS BY EMPLOYEE

   A.Initial contribution to come                  B.Fund selection for initial
     from (check one):                               contribution listed in
       [] Employer check for                         Item 3A and for subsequent
            $____________________                    contributions (make your
            or                                       Fund selection below,
       [] transfer or rollover                       choosing only among the
            check from existing                      Funds which are permitted
        plan                                         for investment under
            for $________________                    Section VII of the Scudder
                                                     403(b) Plan Employer
                                                     Adoption Agreement)

                                                                 Amount
                                                            $             %
                               Scudder Fund             ----------    ---------
                          [] Government Money Fund      __________ or _________
                          [] Income Fund                __________ or _________
                          [] Capital Growth Fund        __________ or _________
                          [] Common Stock Fund          __________ or _________

                                           Total                         100%
                                                        ----------    ---------
                                                        (amount
                                                         from 3A)

4. DESIGNATION OF BENEFICIARY BY EMPLOYEE (see form on reverse side of this page)

     [] If this box is checked, I have completed the Designation of Beneficiary form on the reverse side.

5.   ADOPTION OF AGREEMENT BY EMPLOYEE

          By this Employee Application, I hereby agree to the establishment of a separate Custodial Investment Account (the "Account") for my benefit, pursuant to the Scudder 403(b) Agreement (the "Agreement") adopted by my Employer and by State Street Bank and Trust Company as Custodian and hereby adopted by me, and I hereby agree to the terms and conditions of that Agreement and the completed Employer Adoption Agreement therefor, and to the provisions contained above in this Employee Application. I also acknowledge receipt of the prospectus for each Fund selected by me.

     ----------------------------------    ----------------------------------
                    Date                          Signature of Employee

     IMPORTANT: Once acknowledgment of the receipt of this Employee Application has been mailed by the Custodian to the Employee, this Employee Application shall be deemed accepted by the Custodian, and, therefore, effective, as of the date this Employee Application was signed by the Employee.


--------------------------------------------------------------------------------

Sample designation
of beneficiary form

--------------------------------------------------------------------------------
     The designation of beneficiary form appearing below reflects the worksheet selections made by a sample employer. Normally this form would be printed on the reverse side of the employee application form.

--------------------------------------------------------------------------------

                         Designation of Beneficiary Form

                              IMPORTANT INFORMATION

     Before executing this Designation form you may wish to consult an attorney or tax advisor to determine whether use of the form, or another written instrument acceptable to the Custodian, will accomplish your goals. Please also review the applicable provisions of the Agreement. This form may be used as a Designation form. It is effective if filed with the Custodian, State Street Bank and Trust Company, during your lifetime.

     This Designation form is for your use, if desired, in naming the Beneficiary or Beneficiaries who are to receive the amounts in your Account at your death; also, if desired, in electing the method of distribution of such amounts; and, also, if desired, in permitting your designated Beneficiary or Beneficiaries to change the method of distribution to such Beneficiary or Beneficiaries. The Agreement (in Article IX, Part D) contains provisions which govern as to death benefits if no surviving Beneficiary is designated by you, or if no method of distribution is elected by you, in a valid Designation form.

     You should, if desired, complete, date and sign this Designation form and forward it to State Street Bank and Trust Company, P.O. Box 1912, Boston, MA 02105. We suggest you retain a copy for your records and review it periodically. Additional copies can be obtained from any office of Scudder Fund Distributors, Inc.

--------------------------------------------------------------------------------
Designation of Beneficiary and Election of Method of Distribution
(under Article II, Part C, and Article IX, Part D, of Agreement).

Print Name of Employee: ________________________________________________________

Print Name of Employer: ________________________________________________________

Upon my death, the following person or persons shall receive the undistributed amount in my Account under Article IX, Part D, of the Agreement. If a Beneficiary or Beneficiaries fail to survive me, their interests shall lapse and the surviving Beneficiaries shall take such interest proportionately. If more than one named Beneficiary shall survive me, such Beneficiaries shall receive equal portions unless otherwise indicated by me below. All previous Designation forms of any kind of mine are hereby revoked. I reserve the right to change this Designation form by executing a new Designation form or other written instrument acceptable to the Custodian and filing it with the Custodian during my lifetime.

Beneficiary: __________________________ Social Security Number _________________
                                   (%)

Beneficiary: __________________________ Social Security Number _________________
                                   (%)

Address of each Beneficiary specifically named above:

________________________________________________________________________________

The undistributed amount in my Account under Article IX, Part D of the Agreement shall be paid to the appropriate Beneficiary or Beneficiaries in one of the following methods (if desired, check and, where applicable, complete one -- the selected method of distribution must be acceptable to the Custodian):

     []        1.   _____ monthly installments consisting of the dollar value of the Account divided by the remaining number of monthly installments.

     []        2.   _____ annual installments consisting of the dollar value of the Account divided by the remaining number of annual installments.

     []        3.   A single lump sum.

Any undistributed balance in the Account which becomes payable to an estate of a deceased Beneficiary shall be paid, as soon as practical, in a lump sum to such estate, unless a valid direction as to a method of distribution to such estate is made in accordance with Article IX, Part D, and Article II, Part C, of the Agreement.

Option Right Of Beneficiary To Change Method Of Distribution

     []   Check if this option is desired.

I agree that my designated Beneficiary or Beneficiaries surviving me may direct the Custodian in writing (by unanimous agreement if there is more than one Beneficiary) to change the method of distribution to such Beneficiary or Beneficiaries (that is, the method either selected in my Designation or provided for in Article IX, Part D, of the Agreement, as the case may be), but only within sixty (60) days after the day on which such Beneficiary or Beneficiaries first became entitled to any distribution from the Account and only if such change is acceptable to the Custodian.

Date: _______________________ Signature of Employee: _______________________

--------------------------------------------------------------------------------

Sample salary
reduction agreement

--------------------------------------------------------------------------------
     This sample salary reduction agreement may be used with the Scudder Employer-Select 403(b) plan. It contains language suitable for each eligible contribution type. An Employer may reproduce the agreement using the portions relevant to the options selected on the worksheet or may substitute its own salary reduction agreement which is consistent with the plan.

--------------------------------------------------------------------------------
                    Salary Reduction Agreement         Return this form to:
                                                       Employee Benefits Dept.

Check one:

          ()  This is an original Salary Reduction Agreement
          ()  This is a subsequent Salary Reduction Agreement.

     By this Salary Reduction Agreement, made between

_____________________________ and ___________________________, the Employer
  (insert name of Employer)        (insert name of Employee)

and the Employee hereby make the following agreement as to the adjustment of the Employee's Compensation.

     1.   As of the ______________________________________ payroll period ending
                    (weekly, monthly, semi-monthly, etc.)
on _________________________________________________ the Employee's Compensation
                         (date)
(the first day of this period must be after the effective date of this Salary Reduction Agreement) shall be reduced by the Employer for each such payroll period by the amount(s) or by the percentage(s) selected below in subparagraphs (a) or (b) and (c), or by the amount or by the percentage selected below in subparagraph (d), as the case may be (if more than one selection is made, all selections must be made in the same manner, that is, either by selecting an amount or by selecting a percentage; if neither Mandatory nor Thrift Contributions are selected below in subparagraph (a) or subparagraph (b), then only subparagraph (d) may be completed):

     (a) Mandatory Contributions (Complete only if (1) Mandatory Contributions are provided for under Section IV of the Scudder 403(b) Plan Employer Adoption Agreement ["the Adoption Agreement"], (2) Mandatory Contributions are desired by the Employee, and (3) Thrift Contributions are not selected below in subparagraph (b).)

          The Employee's Compensation shall be reduced by the Employer for each such payroll period by $____________ or by ____________%, and the amount of each such reduction shall be treated, under the Scudder 403(b) Agreement adopted by the Employer, the Custodian, and the Employee (the "Scudder 403(b) Agreement"), as a Mandatory Contribution made to the Employee's Mandatory Contribution Account.

     (b) Thrift Contributions (Complete only if (1) Thrift Contributions are permitted under Section V of the Adoption Agreement, (2) Thrift Contributions are desired by the Employee, and (3) Mandatory Contributions are not selection above in subparagraph (a).)

          The Employee's Compensation shall be reduced by the Employer for each such payroll period by $____________ or by ____________%, and the amount of each such reduction shall be treated under the Scudder 403(b) Agreement as a Thrift Contribution made to the Employee's Thrift Contribution Account.

     (c) Contributions in Addition to Mandatory or Thrift Contributions (Complete only if (1) either Mandatory Contributions or Thrift Contributions are selected above, in either subparagraph (a) or subparagraph (b), and (2) additional Contributions are desired by the Employee.)

          In addition to the reduction of Compensation provided for above under either subparagraph (a) or subparagraph (b), the Employee's Compensation shall be reduced by the Employer for each such payroll period by $____________ or by ____________%, and the amount of each such reduction shall be treated under the Scudder 403(b) Agreement as a Contribution made to the Employee's Employer Contribution Account.

     (d) Other Contributions (Complete only if (1) neither Mandatory Contributions nor Thrift Contributions are selected above in either subparagraph (a) or subparagraph (b) and (2) Contributions by means of a Salary Reduction Agreement are desired by the Employee.)

          The Employee's Compensation shall be reduced by the Employer for each such payroll period by $____________ or by ____________%, and the amount of each such reduction shall be treated under the Scudder 403(b) Agreement as a Contribution made by means of a Salary Reduction Agreement to the Employee's Employer Contribution Account.

     2. The amount(s) of such reduction(s) shall be transmitted by the Employer to State Street Bank and Trust Company as Custodian under the Scudder 403(b) Agreement to be held in a separate Custodial Investment Account for the benefit of the Employee pursuant to the terms and conditions of the Scudder 403(b) Agreement.

     3. This Salary Reduction Agreement shall be irrevocable as to both the Employer and the Employee except that either of them may terminate this Salary Reduction Agreement as of the end of any pay period so that it will not apply to Compensation subsequently earned. Subject to the preceding sentence, the Employee may change tis agreement as to the adjustment of the Employee's Compensation by the execution of a subsequent written Salary Reduction Agreement between the Employer and the Employee, but such change may be made no more than once in each taxable year of the Employee.

     4. If Section V of the Employer Adoption Agreement provides for a written formula to be used with respect to Employer Matching Thrift Contributions, the Employee acknowledges having received and read a copy of that formula.

     5. The Employee is responsible for determining that the total amount of the salary reduction or reductions in Paragraph I above does not exceed the Employee's "exclusion allowance" as defined in section 403(b)(2) of the Internal Revenue Code of 1954, as amended (the "Code"), and for determining the applicable limitation(s) on Contributions under section 415 of the Code, all as provided in Article III, Part C of the Scudder 403(b) Agreement.

___________________________________     ___________________________________
     Signature of Employer                   Signature of Employee

___________________________________     IMPORTANT: This Salary Reduction
          Date                          Agreement becomes effective upon the
                                        date it is signed by the Employer and
                                        the Employee.  Such signature date must
                                        be a date which is on or after the date
                                        upon which the Employee signs the
                                        Scudder 403(b) Plan Employee
                                        Application.

--------------------------------------------------------------------------------

Scudder 403(b) Agreement

--------------------------------------------------------------------------------

INTRODUCTION

     This Scudder 403(b) Agreement (the "Agreement") is entered into by and among (i) each employer who executes a Scudder 403(b) Plan Employer Adoption Agreement (the "Employer") and thereby certifies that the Employer is duly qualified as an organization described in section 403(b)(1)(A) of the Internal Revenue Code of 1954, as amended (the "Code"), (ii) the Custodian which executes a Scudder 403(b) Plan Employer Adoption Agreement and thereby certifies that it is duly qualified as a bank described in section 401(d)(1) of the Code (the "Custodian"), and (iii) each employee who is eligible to participate in this Agreement and who executes a Scudder 403(b) Plan Employee Application which is accepted by the Custodian (the "Employee") and thereby certifies that the Employee is an employee of the Employer. Any person employed by the Employer is eligible to participate in this Agreement unless the Employer specifies in a writing pertaining to eligibility, a copy of which writing is attached to the Scudder 403(b) Plan Employer Adoption Agreement prior to execution thereof by the Employer and the Custodian, that only Employees of a certain class or classes are eligible to participate in this Agreement, in which event only such Employees shall be eligible to participate in this Agreement. This Agreement, including the Scudder 403(b) Plan Employer Adoption Agreement, becomes effective upon the date such Employer Adoption Agreement is properly executed by the Employer and the Custodian. Once acknowledgment of the receipt of the Scudder 403(b) Plan Employee Application has been mailed by the Custodian to the Employee, such Employee Application shall be deemed accepted by the Custodian, and, therefore, effective, as of the date such Employee Application was executed by the Employee.

ARTICLE I.  DEFINITIONS

     A. Act means the Employee Retirement Income Security Act of 1974, as amended.

     B. Administrator or Plan Administrator means the person or persons appointed under Article X, Part A.

     C. Agreement or Scudder 403(b) Agreements means this document, incorporating by reference the Scudder 403(b) Plan Employer Adoption Agreement, the Scudder 403(b) Plan Employee Application, the Designation of Beneficiary, the Salary Reduction Agreement, if Section V of the Employer Adoption Agreement provides for a written formula to be used with respect to Employer Matching Thrift Contributions any such written formula which is attached to the Employer Adoption Agreement as required by said Section V thereof, and, if a writing pertaining to eligibility is attached to the Employer Adoption Agreement under the provisions of Section XIII thereof, any such writing pertaining to eligibility.

     D. Code means the Internal Revenue Code of 1954, as amended. Reference to a section of the Code shall include any comparable section or sections of future legislation amending, supplementing, or superseding such section.

     E. Compensation means, unless provided otherwise in a separate written agreement between the Employer and the Employee, the total amount for services received by the Employee from the Employer for the taxable year or portion thereof involved which is includible in the gross income of the Employee, including, without limitation, basic salary or wages, bonuses, commissions, and overtime payments, without regard to any adjustment in compensation provided for under the Agreement.

     F. Contribution means the amount to be transmitted to the Custodian for addition to the Employee's Custodial Investment Account.

     G. Custodial Investment Account or Account means the cash and securities held by the Custodian for the benefit of an Employee pursuant to this Agreement, which shall be the sum of the Employee's Employer Contribution Account, Employer Matching Thrift Contribution Account, Thrift Contribution Account, Mandatory Contribution Account, Employee Non-deductible Voluntary Contribution Account, Employee Deductible Voluntary Contribution Account, and Rollover Contribution Account.

     H. Custodian means the bank or any successor thereto, set forth in the Scudder 403(b) Employer Adoption Agreement.

     I. Designation of Beneficiary or Designation means the document executed by the Employee pursuant to Article II, Part C.

     J. Employee means each person employed by the Employer who is eligible to participate in this Agreement and who has properly executed an Employee Application.

     K. Employee Application or Scudder 403(b) Plan Employee Application means the document executed by the Employee pursuant to Article II, Part A.

     L. Employee Non-deductible Voluntary Contributions means the Contributions made to the Custodial Investment Account by the Employee in accordance with Article III, Part A(e). These after-tax Contributions are intended not to be "qualified voluntary employee contributions" within the meaning of Code Section 219(e)(2).

     M. Employee Non-deductible Voluntary Contribution Account means the separate account maintained pursuant to Article II, Part B for Employee Non-deductible Voluntary Contributions made by the Employee and the income, expenses, gains, and losses attributable thereto.

     N. Employee Deductible Voluntary Contributions means the Contributions made to the Custodial Investment Account by the Employee in accordance with
Article III, Part A(f). Such Contributions are intended to be "qualified voluntary employee contributions" within the meaning of Code Section 219(e)(2).

     O. Employee Deductible Voluntary Contribution Account means the separate Account maintained pursuant to Article II. Part B for Employee Deductible Voluntary Contributions made by the Employee and the income, expenses, gains, and losses attributable thereto.

     P. Employer means the organization, state, political subdivision of a state, or agency or instrumentality of such state or political subdivision named in the Employer Adoption Agreement.

     Q. Employer Adoption Agreement or Scudder 403(b) Plan Employer Adoption Agreement means the agreement executed by the Employer and the Custodian providing for the establishment of the Custodial Investment Account in accordance with the terms and conditions of this Agreement.

     R. Employer Contributions means the Contributions made to the Custodial Investment Account in accordance with Article III, Part A(a).

     S. Employer Contribution Account means the separate Account maintained pursuant to Article II, Part B for Employer Contributions made and the income, expenses, gains, and losses attributable thereto.

     T. Employer Matching Thrift Contributions means the Contributions made to the Custodial Investment Account by the Employer in accordance with Article III, Part A(b).

     U. Employer Matching Thrift Contribution Account means the separate Account maintained pursuant to Article II, Part B for Employer Matching Thrift Contributions made by the Employer and the income, expenses, gains, and losses attributable thereto.

     V. Mandatory Contributions means the Contributions made to the Custodial Investment Account by the Employer in accordance with Article III, Part A(d).

     W. Mandatory Contribution Account means the separate Account maintained pursuant to Article II, Part B for Mandatory Contributions made and the income, expenses, gains, and losses attributable thereto.

     X. Normal Retirement Age means age 65 unless another age is properly indicated by the Employer in Section II of the Employer Adoption Agreement, or, if the Employee is permitted by the Employer by Section II of the Employer Adoption Agreement to indicate another age, unless another age is properly indicated by the Employee in the Employee Application. In any event, Normal Retirement Age cannot be less than 59 1/2.

     Y. Plan means the Agreement, the Employer Adoption Agreement, the Employee Application, the Designation of Beneficiary, the Salary Reduction Agreement, if Section V of the Employer Adoption Agreement provides for a written formula to be used with respect to Employer Match Thrift Contributions, any such written formula which is attached to the Employer Adoption Agreement as required by said Section V thereof, and, if a writing pertaining to eligibility is attached to the Employer Adoption Agreement under the provisions of Section XIII thereof, any such writing pertaining to eligibility.

     Z. Regulated Investment Company or Company means a domestic corporation which is a regulated investment company within the meaning of Section 851(a) of the Code and which issues only redeemable stock for which Scudder, Stevens & Clark (or its successor) is acting as the investment adviser and which has been designated by Scudder Fund Distributors, Inc. (or its successor) as appropriate for investment hereunder.

     AA. Rollover Contributions means the Contributions made to the Custodial Investment Account by the Employee in accordance with Article III, Part D(b).

     BB. Rollover Contribution Account means the separate Account maintained pursuant to Article II, Part B for Rollover Contributions made by the Employee and the income, expenses, gains, and losses attributable thereto.

     CC. Salary Reduction Agreement or Scudder 403(b) Plan Salary Reduction Agreement means the document executed by the Employer and the Employee and referred to in Article III, Part B.

     DD. Thrift Contributions means the Contributions made to the Custodial Investment Account in accordance with Article III, Part A(c).

--------------------------------------------------------------------------------

     EE. Thrift Contribution Account means the separate Account maintained pursuant to Article II, Part B for Thrift Contributions made and the income, expenses, gains, and losses attributable thereto.


ARTICLE II.  ESTABLISHMENT OF CUSTODIAL INVESTMENT ACCOUNTS

     A. Request for participation. Each Employee who is eligible to participate in this Agreement and properly executes an Employee Application which is accepted by the Custodian thereby becomes a party to this Agreement with the right to enforce its terms against any other party. Such executed Employee Application is hereby specifically incorporated herein by reference. An Employee Application is properly executed when completed and signed by the Employee. The Custodian may rely on the validity of the signature thereon, on the existence of the employment relation thereby affirmed, and on the irrevocable subscription to the provisions of this Agreement therein contained.

     B. Opening and administration of Account. The Custodian shall open a separate Custodial Investment Account (the "Account") for the benefit of each Employee whose Employee Application has been accepted by the Custodian. The Account shall be maintained pursuant to the terms of this Agreement, including the documents incorporated herein by reference. For each Employee, the Custodian shall maintain a separate Account for each of the following types of Contributions and the income, expenses, gains, and losses attributable thereto:

          (a) Employer Contributions, involving, without limitation, the following: (1) those types of Employer Contributions made in accordance with a separate Salary Reduction Agreement made between the Employer and the Employee, including, without limitation, Contributions exceeding the amount of Mandatory Contributions made, or exceeding the amount of Thrift Contributions made, and which are neither Employee Non-deductible Voluntary Contributions nor Employee Deductible Voluntary Contributions; and (2) those types of Employer Contributions made by the Employer directly to the Employee's Account, including, without limitation, Employer Contributions made for Employees who have made Mandatory Contributions, Employer Contributions made in addition to Employer Matching Thrift Contributions, and Employer Contributions made in addition to any made in accordance with a Salary Reduction Agreement. The various types of Employer Contributions may be accounted for in separate sub-accounts by the Custodian;

          (b) Employer Matching Thrift Contributions, if such Contributions are required by Section V of the Employer Adoption Agreement;

          (c)  Thrift Contributions, if such Contributions are permitted by
Section V of the Employer Adoption Agreement;

          (d) Mandatory Contributions, if such Contributions are provided for by Section IV of the Employer Adoption Agreement;

          (e) Employee Non-deductible Voluntary Contributions, if such Contributions are permitted by Section VI-A of the Employer Adoption Agreement;

          (f) Employee Deductible Voluntary Contributions, if such Contributions are permitted by Section VI-B of the Employer Adoption Agreement; and

          (g) Rollover Contributions, if the Custodian accepts such Contributions pursuant to Article III, Part D(b).

          Each Contribution shall be accompanied or preceded by clear instructions specifying the Account to which it is to be credited. If such clear instructions are not received by the Custodian, the Custodian may hold such Contributions in a separate suspense account until it receives the proper clear instructions. Such suspense account may be invested or left uninvested by the Custodian as it deems fit.

     C. Employee's Designation of Beneficiary. Each Employee may submit to the Custodian a properly executed Employee's Designation of Beneficiary form or other written instrument acceptable to the Custodian for use in connection with this Agreement (which is referred to hereinafter interchangeably as a "Designation") which shall not become effective until it is filed with the Custodian during the lifetime of the Employee. The last effective Designation accepted by the Custodian shall be controlling, and whether or not fully dispositive of the Account, thereupon shall revoke all other such Designations previously filed by the Employee. Each such executed Designation is hereby specifically incorporated herein by reference and shall be construed, enforced and administered according to the laws of the state in which the home office of the Custodian is located.


ARTICLE III.  CONTRIBUTIONS

     A.   Types of Contributions

          (a) Employer Contributions. The Employer may make Employer Contributions in cash to be held by the Custodian in a separate Employer Contribution Account for the benefit of the Employee.

          Such Employer Contributions may be made by the Employer to the Employer Contribution Account in accordance with a separate Salary Reduction Agreement made between the Employer and the Employee, if Employer Contributions by means of a Salary Reduction Agreement are permitted by Section III of the Employer Adoption Agreement. Such Employer Contributions made by means of a Salary Reduction Agreement may include, without limitation, contributions which exceed the amount of Mandatory Contributions made (if Mandatory Contributions are provided for by Section IV of the Employer Adoption Agreement), or which exceed the amount of the Thrift Contributions made (if Thrift Contributions are permitted by Section V of the Employer Adoption Agreement) and which are neither Employee Non-deductible Voluntary Contributions nor Employee Deductible Voluntary Contributions.

          Such Employer Contributions may also be made by the Employer directly to the Employer Contribution Account and they may include, without limitation, the following: Employer Contributions made for Employees who have made Mandatory Contributions (if Mandatory Contributions are provided for by Section IV of the Employer Adoption Agreement); Employer Contributions made in addition to Employer Matching Thrift Contributions (if Employer Matching Thrift Contributions are permitted by Section V of the Employer Adoption Agreement); and Employer Contributions made in addition to any Contributions made in accordance with a Salary Reduction Agreement made between the Employer and the Employee.

          (b) Employer Matching Thrift Contributions. If Employer Matching Thrift Contributions are required by Section V of the Employer Adoption Agreement, the Employer shall make to the Employee's Account the Employer Matching Thrift Contributions required by that Section, including, without limitation, if Section V of the Employer Adoption Agreement provides for a written formula to be used with respect to Employer matching Thrift Contributions, such Matching Thrift Contributions made in accordance with such written formula. All Employer Matching Thrift Contributions shall be maintained in the Employee's Employer Matching Thrift Contribution Account pursuant to
Article II, Part B.

          (c)  Thrift Contributions.  If Thrift Contributions are permitted by
Section V of the Employer Adoption Agreement, they may be made to the Employee's Account. All Thrift Contributions shall be maintained in the Employee's Thrift Contribution Account pursuant to Article II, Part B.

          (d) Mandatory Contributions. If Mandatory Contributions are provided for by Section IV of the Employer Adoption Agreement, they may be made to the Employee's Account. All Mandatory Contributions shall be maintained in the Employee's Mandatory Contribution Account pursuant to Article II, Part B.

          (e) Employee Non-deductible Voluntary Contributions. If Employee Non-deductible Voluntary Contributions are permitted by Section VI-A of the Employer Adoption Agreement, an Employee may make Employee Non-deductible Voluntary Contributions to the Employee's Account; provided, however, that the aggregate amount of such Employee Non-deductible Voluntary Contributions, plus any Non-deductible Voluntary Contributions made by the Employee under any other plan maintained by the Employer and intended to meet the requirements of Code section 401, shall not exceed ten percent (10%) of the Employee's total Compensation for the period in which the Employee has been a party to this Agreement and, therefore, a covered participant in this Plan. An Employee's Employee Non-deductible Voluntary Contributions shall be maintained in the Employee's Employee Non-deductible Voluntary Contribution Account pursuant to Article II, Part B. An Employee may withdraw all or a portion of the Employee's Employee Non-deductible Voluntary Contribution Account (but not including any earnings thereon) upon at least thirty (30) days' written notice to the Custodian.

          (f) Employee Deductible Voluntary Contributions. If Employee Deductible Voluntary Contributions are permitted by Section VI-B of the Employer Adoption Agreement, an Employee may make Employee Deductible Voluntary Contributions to the Employee's Account; provided, however that with respect to each taxable year of the Employee, the aggregate amount of such Employee Deductible Voluntary Contributions, plus any other "qualified retirement contributions" as that term is defined in Code section 219(e)(1) made by the Employee, shall not exceed the lesser of $2,000 or 100% of the Employee's total Compensation includible in the Employee's gross income for such taxable year (or such higher limitation as permitted under Code section 219). An Employee's Employee Deductible Voluntary Contributions shall be maintained in the Employee's Employee Deductible Voluntary Contribution Account pursuant to
Article II, Part B. An Employee may withdraw all or a portion of his Employee Deductible Voluntary Contribution Account (including the earnings thereon) upon at least thirty (30) days' written notice to the Custodian. All such Employee Deductible Voluntary Contributions received by the Custodian under this Agreement shall be held and administered by it in accordance with all applicable law with respect to "qualified voluntary employee contributions" as that

--------------------------------------------------------------------------------

term is defined in Code Section 219(e)(2) including, without limitation, any law with respect to the redesignation thereof as non-deductible contributions in connection with any withdrawal thereof by the Employee from the Employee's Employee Deductible Voluntary Contribution Account.

     B. Salary Reduction Agreements. If Employer Contributions by means of a Salary Reduction Agreement are permitted by Section III of the Employer Adoption Agreement, Employer Contributions may be made in accordance with a separate written Salary Reduction Agreement made between the Employer and the Employee providing for an adjustment of the Employee's Compensation and for transmittal of the resultant Employer Contribution to the Custodian, which such Salary Reduction Agreement shall become effective upon the date it is signed by the Employer and the Employee. Such Salary Reduction Agreement may provide for an adjustment of the Employee's Compensation with respect to either Mandatory Contributions (if Mandatory Contributions are provided for by Section IV of the Employer Adoption Agreement) or Thrift Contributions (if Thrift Contributions are permitted by Section V of the Employer Adoption Agreement) and/or other Contributions which the Employee may wish to have made by means of the Salary Reduction Agreement.

     Each such Salary Reduction Agreement between the Employer and the Employee as to the adjustment of the Employee's Compensation shall be effective only as to amounts earned by the Employee after such Salary Reduction Agreement becomes effective. Each such Salary Reduction Agreement between the Employer and the Employee as to the adjustment of the Employee's Compensation shall be irrevocable as to both the Employer and the Employee except that either of them may terminate such Salary Reduction Agreement as of the end of any payroll period so that it will not apply to Compensation subsequently earned. Subject to the immediately preceding sentence, the Employee may, in the manner provided for in subpart (a) of Part B of Article VIII, change such Salary Reduction Agreement between the Employer and the Employee as to the adjustment of the Employee's Compensation, but such change may be made no more than once in each taxable year of the Employee.

     C. Transmittal of Contributions and Employee's responsibility regarding Contributions. All Contributions shall be transmitted to the Custodian. The Employee shall be responsible for the computation and the proper making of Employee Contributions provided for under the terms of the Plan including, if desired, Mandatory Contributions, Thrift Contributions, Employee Non-deductible Contributions, and Employee Deductible Voluntary Contributions. The Employee shall be responsible for computing the maximum amount that may be contributed on the Employee's behalf for each tax year in accordance with the Employee's "exclusion allowance" as that term is defined in section 403(b)(2) of the Code. The Employee shall determine the applicable limitation(s) on Contributions under section 415 of the Code, and the Employee shall have the right to make any of the elections provided under said section 415. Such computations and determinations shall be made at least annually, and the Employee shall communicate the results to the Employer no later than thirty (30) days before the last day on which the Employee can execute a new Salary Reduction Agreement with the Employer for the taxable year without violating the pertinent rules and regulations promulgated by the Treasury Department. Neither the Custodian, Scudder Fund Distributors, Inc., any Regulated Investment Company, nor the Employer shall have any obligation to verify the correctness of the Employee's computations with respect to Contributions or the correctness of the Employee's computation of the Employee's exclusion allowance or limitations on Contributions under section 415 of the Code or any responsibility with respect to any election available to the Employee under said section 415 or any matters relating to any tax consequences with respect to any Contributions made to the Custodial Account for the benefit of the Employee, including, without limitation, the identification and correction of an "excess contribution" as that term is defined in section 4973 of the Code, all of which foregoing matters shall be solely the responsibility of the Employee.

     D.   Transfers and rollovers.

          (a) Transfers from and to other Accounts. The Employer or the Employee may cause the transfer of assets acceptable to the Custodian and available from an existing custodial account qualified under section 403(b)(7) of the Code and/or from an existing annuity contract qualified under section 403(b) of the Code to the Employee's Custodial Investment Account. Once transferred into the Employee's Custodial Investment Account, such assets shall be treated as a Contribution for purposes of this Agreement and shall be invested, distributed and otherwise dealt with as such. The Employer or the Employee may cause the transfer of assets agreed to by the Custodian from the Employee's Custodial Investment Account to a custodial account established under section 403(b)(7) of the Code and/or to an annuity qualified under section 403(b) of the Code.

          (b) Rollover Contributions. The Custodian may in its discretion accept contributions in the form of assets acceptable to the Custodian received from an annuity contract or a custodial account described in section 401(b) of the Code, an individual retirement account described in section 408(a) of the Code, and individual retirement annuity described in section 408(b) of the Code, or a retirement bond described in section 409(a) of the Code, provided that such Contribution qualifies in all respects as a Rollover Contribution in accordance with the requirements of section 403(b)(8), section 408(d)(3) or section 409(b)(3)(C) of the Code (including the requirement that no part of the amount received from an individual retirement account, individual retirement annuity or retirement bond be attributable to any source other than a rollover contribution from any annuity contract or custodial account described in section 403(b) of the Code) or other applicable provisions of the Code in effect from time to time. Such rollover contribution shall be held by the Custodian in a separate Rollover Account for the benefit of the Employee which consists only of such rollover contributions and the earnings thereon. Once transferred into the Employee's Custodial Account, such assets shall be treated as a Contribution for purposes of this Agreement and shall be invested, distributed and otherwise dealt with as such. The right is reserved to transfer the assets of the Custodial Investment Account to another form of annuity contract or custodial account described in section 403(b) of the Code or to an individual retirement account, individual retirement annuity, or retirement bond plan established pursuant to section 408 or 409 of the Code.

          If permitted by Scudder Fund Distributors, Inc. in accordance with applicable law, rollover contributions with respect to "qualified voluntary employee contributions" as that term is defined in section 219(e)(2) of the Code may be received under this Agreement with respect to taxable years beginning after December 31, 1981, and such contributions shall thereafter be held and administered hereunder by the Custodian in accordance with all applicable law with respect to "accumulated deductible employee contributions" as that term is defined in section 72(o)(5)(B) of the Code.

          (c) Limitation of liabilities. Neither the Custodian nor Scudder Fund Distributors, Inc. shall have any responsibility with respect to any matters relating to the tax consequences with respect to any transfer or rollover made under this part D of Article III.


ARTICLE IV.  INVESTMENT

     A. Purchase. The Custodian shall receive and, as soon as practical, shall invest all Contributions in accordance with the investment instructions which are then in effect for the Employee.

     B. Registration and safekeeping. Any stock of a Regulated Investment Company held under this Agreement shall be held by the Custodian. Such stock may be registered in the name of the Custodian or its nominee, but the Custodian need not require issuance of certificates for such stock.

     C. Eligibility. The Custodian shall invest only in stock of a Regulated Investment Company.

     A Custodial Investment Account shall be limited to investment in stock of one Regulated Investment Company, except that the investment may be divided between the stock of more than one Regulated Investment Company if the value of the stock of each Company in which an investment is being made is, upon completion of the investment, equal to a minimum value established from time to time by a designation by Scudder Fund Distributors, Inc. (including a designation that there shall be no such minimum investment limitation).

     If a Company in whose stock investments have been made is no longer designated by Scudder Fund Distributors, Inc. as appropriate for investment hereunder, Scudder Fund Distributors, Inc. shall advise the Employee for whose Account the investments were made and shall give a current list of Companies available for investment to the Employee or, if the Employer pursuant to Article IV, Part G wishes to make the investment determination, to the Employer. If, within 30 days of providing of such current list, the Employee, or the Employer as the case may be, does not submit new investment instructions, the Employee's investment in the deleted Company shall be changed to an investment for the Employee's Account in stock of Scudder Cash Investment Trust or in stock of another Regulated Investment Company or Companies designated by Scudder Fund Distributors, Inc. and no additional investments shall be made in said deleted Company.

     D. Reports and voting of securities. The Custodian shall deliver to the Employee or to the Employee's designated beneficiary all notices, reports, prospectuses, financial statements, proxies and proxy-soliciting materials received by it as to investments made for the Employee's Account. The Custodian shall vote all shares only in accordance with the written instructions of the Employee or the Employee's designated beneficiary. If the Employee desires to attend a meeting at which securities held in his Account may be voted, the Custodian shall furnish a proxy at the Employee's request.


                                                                              17
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     E.   Dividends.  All capital gain distributions and dividends received on the stock of a Regulated Investment Company shall be reinvested in the stock of that Regulated Investment Company. The Custodian shall elect to receive any such distribution in the stock of the distributing Company whenever possible.

     F. Change of investments. An Employee or his designated beneficiary or beneficiaries who has (have) survived the Employee and to whom distributions are being made (by unanimous agreement if there is more than one beneficiary) may direct that the investment medium of the Account or any portion thereof be changed to stock of another Regulated Investment Company or Companies which have been selected by the Employer as permitted investments under Section VII of the Employer Adoption Agreement. If the Employer determines in Section VIII of the Employer Adoption Agreement that such changes in the investment medium of the Account are to be made by such directions given to the Plan Administrator, such directions shall be given in writing by the Employee or by the Employee's said designated beneficiary or beneficiaries to the Administrator who shall instruct the Custodian in writing as to any such directed changes, and any such investment changes may be made at such times as are determined from time to time by the Employer in a uniform and nondiscriminatory manner with respect to all Employees. If the Employer determines in Section VIII of the Employer Adoption Agreement that such changes in the investment medium of the Account are to be made by such directions to be given directly to the Custodian, such directions shall be given by the Employee or by the Employee's said designated beneficiary or beneficiaries directly to the Custodian, either in writing or by any other manner of direction designated from time to time by the Employer in a uniform and nondiscriminatory manner with respect to all Employees, and such investment changes may be made at any time or times. However, if Scudder Fund Distributors, Inc. determines in its own judgment that there has been trading within the Account, any Regulated Investment Company may refuse to sell its shares to such Account. If the Employee's Account invested in stock of more than one Regulated Investment Company, a separate account shall be kept with respect to the stock of each such Company, and he or they may designate the portion of any new Contribution, withdrawal, or change of investment which is to be allocated to each such separate account. The provisions of this Part F of
Article IV are subject to the provisions of Part G of this Article IV.

     G. Employer determinations as to investments. Anything in this Agreement to the contrary notwithstanding, the Employer may, if permitted by Scudder Fund Distributors, Inc., decide from time to time to make any or all determinations with respect to the investment of an Employee's Account or any portion thereof in stock of a Regulated Investment Company or Companies, including without limitation determinations as to initial investments, subsequent investments, and changes in the investment medium of an Account or portion thereof, as to the frequency and manner of direction of any changes in the investment medium of an Account or portion thereof, and as to whether the Employer or the Employee shall make any determinations with respect to the investment of an Employee's Account or any portion thereof. Any such determination by the Employer shall be communicated by the Employer to the Employee, shall be made in a uniform and nondiscriminatory manner with respect to all Employees, and shall be subject to the further requirement that if Scudder Fund Distributors, Inc. determines in its own judgment that there has been trading within an Account, any Regulated Investment Company may refuse to sell its shares to such Account.


ARTICLE V.  CUSTODIAN.

     A.   Duties.  The Custodian shall:

          (1) Receive Contributions transmitted by the Employer or the Employee;

          (2) Provide safekeeping for the securities and other assets in the Custodial Investment Account;

          (3)  Collect income;

          (4) Execute orders for purchase, sale or exchange of securities and make settlement in accordance with general practice;

          (5)  Maintain records of all transactions in the Account;

          (6) Transmit to each Employee, not less frequently than annually, appropriate statements of the amount of the Custodian's compensation, if any, charged to the Account;

          (7) File with the Internal Revenue Service and/or any other government agency such returns, reports, forms, and other information as may be required of it as Custodian;

          (8) Perform all other duties and services consistent with the purposes and intentions of this Agreement. The Custodian may perform any of its administrative duties through persons designated by the Custodian from time to time, except that all assets in the Account shall be held by the Custodian; and if State Street Bank and Trust Company is the Custodian, it intends initially to delegate all such duties to Boston Financial Data Services, Inc., which is partially owned by the Custodian's parent company; but no such delegation or future change therein shall be considered as an amendment of this Agreement.

     B. Cash requirements. If cash funds are required to pay taxes, fees, or other expenses pursuant to Article VI or to make payments to the Employee or his beneficiaries (other than withdrawals under Article VII, Part C), the Employee shall instruct the Custodian in writing which Regulated Investment Company shares shall be redeemed or sold if there is more than one account, unless the item for which cash is required is clearly allocable to an investment in a specific Regulated Investment Company. In the absence of such written instructions, the Custodian shall exercise its own discretion. However, the Custodian's fee, if any, for each Account within a Custodial Investment Account shall be charged to such Account.

     C.   Limitation of liabilities and duties.

          (1) The Custodian shall be fully protected in acting or omitting to take any action in reliance upon any order or other direction believed by the Custodian to be genuine and properly given.

          (2) To the extent permitted by law, upon the expiration of a 30-day period after providing to the Employee the statements required under Article V, Part A(6), the Custodian shall be released and discharged from all liability to the Employee or any third party as to the matters contained in such statement unless the Employee files written objections with the Custodian within such 30-day period.

          (3) In no event shall the Custodian be under a fiduciary duty to the Employee in regard to the selection of investments or be liable for any loss so incurred.

          (4) The Custodian shall have no responsibility to see to the initial or continued qualification of the Custodial Investment Account under section 403(b)(7) of the Code.

          (5) The Custodian shall not be obligated to determine the amount or type of any contribution due or to collect any Contribution from the Employer.

          (6) The Custodian shall not be held responsible for determining the amount, character, or timing of any distribution to the Employee except as provided in Article IX.

          (7) The Custodian shall have no responsibility with respect to the computation of the Employee's "exclusion allowance" as defined in section 403(b)(2) of the Code, any applicable limitation(s) on Contributions under section 415 of the Code, any election available to the Employee under said section 415, or any matters including the identification and correction of an "excess contribution" as that term is defined in section 4973 of the Code, all of which foregoing matters shall be solely the responsibility of the Employee.

          (8) The Custodian shall not be required to carry out any instructions not given in accordance with this Agreement and the various documents incorporated herein by reference. If such instructions are not received as required or if received, are in the opinion of the Custodian unclear, the Custodian shall not be liable for loss of income or appreciation or depreciation and shall not be liable for interest, pending receipt of written instructions or other clarification. Furthermore, the Custodian assumes (and shall have) no responsibility to make any distribution (or process a withdrawal) by order of the Employer, the Employee or a Beneficiary unless and until the requisite instructions specify the occasion for such action and the Custodian is furnished with any and all applications, certificates, tax waivers, signature guarantees and other documents (including proof of any legal representative's authority) deemed necessary or advisable to the Custodian. The Custodian shall not be responsible for complying with any instructions or acting in accordance with any other documents which appear on their face to be genuine, or for refusing to comply or so act if not satisfied to that effect, and assumes no further duty of inquiry. The Custodian shall have no liability to the Employee (or the Employee's beneficiary) for any tax penalty or other damages resulting from any inadvertent failure by the Custodian to make a distribution under the Agreement.

          (9) The Custodian shall not be liable (and assumes no responsibility) for the collection of Contributions or the making or the deductibility of any Contribution, or its purpose or propriety under this Agreement, or the purpose or propriety of any distribution made pursuant to this Agreement, which matters are the responsibility of the Employer and the Employee.

          (10) The Custodian shall not be liable for interest on temporary cash balances, if any, maintained in the Account.

          (11) To the extent permitted by law, the Employee shall always fully indemnify the Custodian and save it harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and matters which it contemplates, except that which arises due to the Custodian's negligence or willful misconduct, or (ii) with respect to making or failing to make any distribution, other


18
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than for failure to make distribution in accordance with an order therefor which is in full compliance with Article IX or Article VII, Part C or this Part C of
Article V. Except as required by law, the Custodian shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by the Custodian and the Employee, and unless fully indemnified for so doing to the Custodian's satisfaction.

          (12) The Employer assumes neither any responsibility nor any liability for any acts or omissions of the Custodian hereunder.

     D. Compensation. In consideration for its services hereunder, the Custodian may be entitled to receive the fees specified in its then current fee schedule for the services specified on the schedule. The Custodian may substitute a revised fee schedule from time to time upon thirty (30) days' written notice to the Employer or Employee. A Custodian may be entitled to such reasonable additional fees as it may from time to time determine for additional services required of it, if such additional services are not clearly defined on the fee schedule.

     E. Resignation and removal. The Custodian may resign by giving at least 30 days' written notice to the Employer. The Employer or Scudder Fund Distributors, Inc. may remove the Custodian hereunder by giving at least 30 days' written notice to the Custodian. In each case, the Employer or Scudder Fund Distributors, Inc. shall designate a successor custodian qualified under section 403(b)(7) of the Code, which successor custodian shall accept such appointment by a writing to be submitted to the Employer and the Custodian.

     If, within 30 days after the giving of notice of resignation or removal, neither the Employer nor Scudder Fund Distributors, Inc. designates a successor custodian which accepts the appointment, this Agreement shall terminate, and all assets in the Account shall be distributed in kind to the Employee, or in the event of his death, to his designated beneficiary or beneficiaries subject to the Custodian's right to reserve funds as provided in this Part E of Article V.

     On the effective date of its resignation or removal, the Custodian shall transfer to the designated successor the assets and records (or copies thereof) of the Custodial Investment Accounts provided, however, that the Custodian may retain whatever assets it deems necessary for payment of its fees, costs and expenses, compensation, and any other liabilities which constitute a charge on or against the assets of the Accounts or on or against the Custodian.


ARTICLE VI.  FEES, TAXES, AND OTHER EXPENSES

     A. Fees, taxes, and other expenses. Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of a Custodial Investment Account created hereunder (including any transfer taxes incurred in connection with the investment and reinvestment of the assets), and all expenses, fees and administrative costs incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, and the compensation to the Custodian as determined under Article V, Part D of this Agreement shall constitute a charge upon the assets of the Custodial Investment Account and be paid from the assets held in such Account, or (at the Custodian's option) be paid by the Employee.


ARTICLE VII.  PROTECTION OF EMPLOYEE BENEFITS AND WITHDRAWALS BY EMPLOYEES

     A. Non-forfeitable. At no time shall it be possible for any part of the assets held by the Custodian in the Employee's Account be used for or diverted to purposes other than for the exclusive benefit of the Employee. The Employee's rights to or derived from all Contributions to the Custodian for addition to the Employee's Account shall be non-forfeitable at all times after such payments are made to the Custodian.

     B. Non-alienable. Any right or benefit which shall be payable under the terms of this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt at such shall be void, and any such right or benefit shall not in any way be subject to the debts, contracts, liabilities, engagements or torts of the person who is entitled to such right or benefit, nor shall such right or benefit be subject to attachment or legal process for or against such person, except as provided in Part C of this Article VII and in subparts (e) and (f) of Part A of
Article III.

     C.   Employee withdrawals.

          (a) If withdrawals from an Account by an Employee, pursuant to this subpart (a) of this Part C of Article VII, are permitted by Section IX of the Employer Adoption Agreement, then at any time or times prior to the completion of distributions pursuant to Article IX, an Employee who has attained age 59 1/2, or who has attained the age indicated by the Employer in Section IX of the Employer Adoption Agreement if an age other than 59 1/2 is so indicated by the Employer, may withdraw amounts of cash from his Account, including the entire balance thereof, if the Employee submits to the Custodian written proof satisfactory to the Custodian of the attainment of such age and, also, written instructions to the Custodian as to the amounts to be so withdrawn. If the Employee makes any withdrawal at any time pursuant to the provisions of this subpart (a) of this Part C of Article VII, no additional contributions may be made to the Employee's Account for a period of one (1) year after such withdrawal and the Employee may not participate in any other custodial account for regulated investment company stock involving the Employer under section 403(b) of the Code for a period of one (1) year after such withdrawal.

          (b) In addition to the foregoing, if withdrawals from an Account by an Employee who has encountered financial hardship, pursuant to this subpart (b) of this Part C of Article VII, are permitted by Section X of the Employer Adoption Agreement, at any time or times prior to the completion of distributions pursuant to Article IX, an Employee may withdraw amounts of cash from the Employee's Account, including the entire balance thereof, if the Employee encounters financial hardship, as determined in a uniform and nondiscriminatory manner with respect to all Employees and in accordance with applicable law, governmental regulations or rulings, by a person designated by the Employer in accordance with applicable legal authority, and if the Employee submits to the Custodian written proof satisfactory to the Custodian of such determination of hardship and, also, written instructions to the Custodian as the amounts to be so withdrawn.

          (c)  Any withdrawal made pursuant to the provisions of either subparts
(a) or (b) of this Part C may not be in kind but may only be in the cash proceeds received by the Custodian from redemptions or sales of shares of the Regulated Investment Companies held in the Employee's Account. If there is more than one account, the Employee shall instruct the Custodian in writing as to which Regulated Investment Company shares shall be redeemed or sold before any distribution is made under either subparts (a) or (b) of this Part C of Article VII.


ARTICLE VIII.  AMENDMENT OR MODIFICATION

     A. By Employer. This Agreement and/or the various documents incorporated herein may be modified or amended by the Employer by delivering to the Employee and to the Custodian a written copy of such modification or amendment signed by the Employer.

     B. By Employee. The Employee may modify this Agreement by making any of the following changes:

          (a) If Employer Contributions by means of a Salary Reduction Agreement are permitted by Section III of the Employer Adoption Agreement, and subject to other applicable provisions of Part B of Article III, then no more than once in each taxable year of the Employee, the Employee may change the Salary Reduction Agreement between the Employer and the Employee as to the adjustment of the Employee's Compensation by the execution of a subsequent written Salary Reduction Agreement between the Employer and the Employee;

          (b) The Employee may change investments pursuant to Article IV, Part F; or

          (c) The Employee may change the Employee's designated beneficiary or beneficiaries by submitting to the Custodian at any time a revised Designation of Beneficiary pursuant to Article II, Part C.

     C. By Scudder Fund Distributors, Inc. The Employer hereby delegates authority to Scudder Fund Distributors, Inc. to modify or amend this Agreement and/or various documents incorporated herein, including authority to adopt a prototype or master plan (if one becomes available) for investment in shares of Regulated Investment Companies, and the Employer shall be deemed to have consented to any such modification or amendment. Scudder Fund Distributors, Inc. shall provide copies of such modification or amendment to the Employer or the Employee, and the Custodian. However, Scudder Fund Distributors, Inc. has no affirmative obligation to amend any of the foregoing documents pursuant to this portion of the Agreement.

     D. Limitations. Notwithstanding the powers granted in Parts A, B, and C above, no amendment shall be made which would:

          (a) Cause or permit any part of the assets in the Account to be diverted to purposes other than for the exclusive benefit of the Employee and/or the Employee's beneficiaries, or cause to permit any portion of such assets to revert to or become the property of the Employer,

          (b) Place any greater burden on a Custodian without its written consent, or

          (c) Retroactively deprive any Employee of any benefit to which the Employee was entitled under the Agreement by reason of Contributions made by the Employer or the Employee, unless such modification or amendment is necessary to conform the Agreement to, or satisfy the conditions of any law, governmental regulation or ruling, and to permit the Agreement and Account to meet the requirements


                                                                              19
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of Section 403(b) of the Code, or any similar statute enacted in lieu thereof, and any such retroactive modification or amendment must be pursuant to an opinion of counsel that it is necessary or advisable to conform the Agreement to the requirements for qualification under Section 403(b) of the Code and Regulations prescribed thereunder.


ARTICLE IX.  DISTRIBUTIONS

     A.   Time of distribution.

          (a) Subject to the remaining provisions of this Article IX, and to the provisions of Part C of Article VII and to the provisions of subparts (e) and (f) of Part A of Article III, distribution of assets held in the Employee's Investment account shall be made or shall commence at the earliest time of the occurrence of one of the following events:

               (1) The disability of the Employee within the meaning of Section 72(m)(7) of the Code. An Employee shall be considered to be so disabled if the Employee is unable to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration and an individual shall not be considered to be disabled, and, therefore, the Custodian shall not be required to make distribution on account of the Employee's disability, unless and until the Custodian has received a physician's certificate to that effect;

               (2) The Employee's actual retirement or attainment of the Normal Retirement Age, whichever is later; or

               (3)  The Employee's death.

          (b) In addition to the foregoing, distribution shall be made or shall commence upon the Employee's separation from the service of the Employer, prior to the occurrence of any of the events listed in subpart (a) of this Part A of
Article IX, subject to whichever one of the following two provisions of this subpart (b) of this Part A of Article IX is applicable:

               (1) If Section XI of the Employer Adoption Agreement provides for a determination by the Employer with respect to such distribution upon the Employee's separation from the service of the Employer, such distribution upon the Employee's separation from the service of the Employer shall be made or shall commence if so determined by the Employer in a uniform and nondiscriminatory manner with respect to all Employees; or

               (2) If Section XI of the Employer Adoption Agreement provides for an election by the Employee with respect to such distribution upon the Employee's separation from the service of the Employer, such distribution upon the Employee's separation from the service of the Employer shall be made or shall commence only if the Employee, either at any time prior to or upon the Employee's separation from the service of the Employer, files with the Custodian a written irrevocable election to have distribution commence upon such separation from service.

          (c) The Custodian shall not be responsible for making any distributions until such time as it has been notified in writing by either the Employer or the Employee of the occurrence of one of the events set forth in subparts (a)(1), (a)(2), or (b) of this Part A, or by the designated beneficiary or beneficiaries (or by the Employee's Executor or other personal representative if no such beneficiary survives the Employee) of the occurrence of the event set forth in subpart (a)(3) of this Part A.

     B. Method of distribution to Employee. Distributions to the Employee of amounts held by the Custodian in the Employee's Custodial Investment Account shall normally be made in the form of annual, quarterly or monthly installments in cash or in kind or in the form of a lump sum, provided that:

          (a) Installment payments in cash or in kind shall be made in approximately equal amounts or approximately equal fractions of the Employee's Custodial Investment Account;

          (b) If payments to the Employee are made in the form of installments, there shall be credited to such Employee's Custodial Investment Account all earnings thereon during the period of such installments; and

          (c) Except in the case where the distribution is made for a period measured by the life of the Employee and the Employee's spouse (regardless of whether the Employee's beneficiary is someone other than the Employee's spouse), the present value of the payments to be made to the Employee must be more than 50 percent of the present value of total payments to be made to the Employee and the Employee's beneficiaries.

     Stock of a Regulated Investment Company shall not be distributed in kind unless at the time distribution is made or, if it is to be made in installments, at the time it commences, the value of such stock held in the Custodial Investment Account is five hundred ($500) dollars or more.

     C. Election. The method of distribution of the Employee's Account to the Employee shall be determined as follows:

          (a) In the event that Section XII of the Employer Adoption Agreement provides that the method of distribution of the Employee's Account to the Employee shall be determined by the Employer, the Employer may, in such event, at any time prior to thirty (30) days after the time of distribution determined under Part A of this Article IX, file with the Custodian a written election of a method of distribution to the Employee which is consistent with the provisions of Part B of this Article IX, which election may be changed at any time prior to the end of said thirty (30)-day period; or

          (b) In the event that Section XII of the Employer Adoption Agreement provides that the method of distribution of the Employee's Account to the Employee shall be determined by the Employee, the Employee may, in such event, elect or alter the Employee's election of the method of distribution to the Employee by filing with the Custodian a written election of a method of distribution to the Employee which is consistent with the provisions of Part B of this Article IX at any time prior to seven (7) days before the time of distribution determined under Part A of this Article IX, which election may be changed at any time prior to the beginning of said seven (7)-day period.

     In the event that the Employer or the Employee, as the case may be, fails to properly elect a method of distribution of the Employee's Account, unless the Custodian in its absolute discretion chooses another method of distribution consistent with the provisions of Part B of this Article IX, installment payments pursuant to said Part B will be made in cash or in kind to the Employee on a monthly basis over a 10-year period, if a systematic withdrawal plan is available for the Regulated Investment Company stock held in the Account and if the assets in such Account are determined to be sufficient by Scudder Fund Distributors, Inc. If such a plan is unavailable or if such assets are deemed to be insufficient by Scudder Fund Distributors, Inc., the shares of the Regulated Investment Company stock held in the Account will be distributed in cash or in kind promptly to the Employee, unless the Custodian in its absolute discretion chooses another method of distribution consistent with the provisions of said Part B of this Article IX.

     D. Method of distribution to beneficiaries. In the event of the death of the Employee either before or after the occurrence of any of the times for distribution listed in Part A of this Article IX, any amounts held by the Custodian in the Employee's Account shall be distributed to the beneficiary or beneficiaries named in the Employee's Designation by the method acceptable to the Custodian and stipulated in such form, but only after such beneficiary or beneficiaries have notified the Custodian in writing of the Employee's death and provided the Custodian with adequate verification of such Death, as provided in subpart (8) of Part C of Article V. Until such distributions commence to such beneficiary or beneficiaries, the Custodian shall not be responsible for treating such person's predecessor to such rights and obligations as still possessing the same.

     In the event that the Employee fails to properly elect a method of distribution of the Employee's Account to such beneficiary or beneficiaries, unless the Custodian in its absolute discretion chooses another method of distribution, installment payments will be made in cash or in kind to such beneficiary or beneficiaries on a monthly basis over a 10-year period from the date of the Employee's death, if a systematic withdrawal plan is available for the Regulated Investment Company stock held in the Account and if the assets in such Account are determined to be sufficient by Scudder Fund Distributors, Inc. If such a plan is unavailable or if such assets are deemed to be insufficient by Scudder Fund Distributors, Inc., the shares of the Regulated Investment Company stock held in the Account will be distributed in cash or in kind promptly to such beneficiary or beneficiaries, unless the Custodian in its absolute discretion chooses another method of distribution.

     In the event the Employee so elects in the Designation of Beneficiary form in effect at the time of his death, his designated beneficiary or beneficiaries who has (have) survived him an to whom distributions are to be made, may direct the Custodian in writing (by unanimous agreement if there is more than one beneficiary) to change the method of distribution to such beneficiary or beneficiaries (that is, the method either selected in the Employee's Designation or provided for in this Part D of Article IX, as the case may be), but only within sixty (60) days after the day on which such beneficiary or beneficiaries first became entitled to any distribution from the Account and only if such change is acceptable to the Custodian.

     If a distribution is payable to a person known by the Custodian to be a minor or a person under a legal disability, the Custodian may in its absolute discretion made the whole or any part of the distribution to (i) a parent of such person, (ii) the guardian, committee or other legal representative, wherever appointed, of such person, including a custodian for such person under a Uniform Gifts to Minors Act or similar act, (iii) any person having the control and custody of such person, or (iv) to such person directly, the receipt of the distributee to whom any such payment or distribution is so made being a sufficient discharge therefor.

--------------------------------------------------------------------------------

     Insofar as the disposition of the Account of a deceased Employee is not governed by a valid Designation which names at least one beneficiary who survives the Employee, the Account shall be distributed to the estate of the deceased Employee. Any portion of an Account of a deceased Employee remaining undisposed of after the death of an Employee's designated beneficiary who has survived the Employee, shall be distributed to the estate of such deceased beneficiary.


ARTICLE X.  ADMINISTRATION

     A. Appointment of Administrator. The Employer may from time to time in writing appoint one or more individuals as Administrator (hereinafter referred to in the singular) who shall have all power and authority necessary to carry out the terms of the Plan. The Administrator may resign upon fifteen (15) days advance written notice to the Employer, and the Employer may at any time revoke the appointment of the Administrator with or without cause. The Employer shall exercise the power and fulfill the duties of the Administrator if at any time the position is vacant.

     B. Named Fiduciary. The "Named Fiduciary" within the meaning of the Act shall be the Administrator.

     C. Allocations of responsibilities. Responsibilities under the Plan shall be allocated among the Custodian, the Administrator, and the Employer as follows:

          (a) Custodian: The Custodian shall have exclusive responsibility to hold, manage, and invest, pursuant to instructions communicated to it under parts A and F of Article IV by the Administrator or by the Employee as the case may be, the funds received by it subject to the terms of the Agreement under which it serves, and the Custodian shall also have all functions otherwise assigned to it under the terms of the Plan.

          (b) Administrator: The Administrator shall have the responsibility and authority to control the operation and administration of the Plan in accordance with its terms including, without limiting the generality of the foregoing: (1) the transmission to the Custodian of any Employee or beneficiary investment decision under Part F of Article IV; (2) interpretation of the Plan and conclusive determination of all questions of eligibility and status under the Plan; (3) hiring of persons to provide necessary services to the Plan not provided by Employees; (4) preparation and filing of all statements, returns and reports required to be filed by the Plan with any agency of Government; (5) compliance with all disclosure requirements of all state or federal law; (6) maintenance and retention of all Plan records as required by law, except those required to be maintained by the Custodian; and (7) all functions otherwise assigned to it under the terms of the Plan.

          (c) Employer: The Employer shall be responsible for the design of the Plan, as adopted or amended, the selection of the Custodian and the designation of the Administrator as provided in the Plan, the delivery to the Administrator and the Custodian of Employee information necessary for operation of the Plan, the computation and the proper making of Employer Contributions and Employer Matching Thrift Contributions, if any, provided for under the terms of the Plan (including without limitation, if Section V of the Employer Adoption Agreement provides for a written formula to be used with respect to Employer Matching Thrift Contributions, the establishment and application of such written formula in accordance with applicable law), the selection in a writing pertaining to eligibility under Section XIII of the Employer Adoption Agreement of Employees eligible to participate in this Agreement if such selection is made by the Employer, any determinations as to investments made by the Employer under the provisions of Part G of Article IV, and the exercise of all functions provided in or necessary to the Plan except those assigned in the Plan to others.

          (d) This part C of Article X is intended to allocate individual responsibility for the prudent execution of the functions assigned to each of the Custodian, the Administrator, and the Employer and none of such responsibilities or any other responsibility shall be shared among them unless specifically provided in the Plan. Whenever one such person is required by the Plan to follow the directions of another, the two shall not be deemed to share responsibility, but the person who gives the direction shall be responsible for giving it and the responsibility of the person receiving the direction shall be to follow it insofar is it is on its face proper under applicable law.

     D. More than one Administrator. If more than one individual is appointed as Administrator under Part A of this Article X, such individuals shall either exercise the duties of the Administrator in concert, acting by a majority vote or allocate such duties among themselves by written agreement delivered to the Employer and the Custodian. In such case, the Custodian may rely upon the instruction of any one of the individuals appointed as Administrator regardless of the allocation of duties among them.

     E. No compensation. The Administrator shall not be entitled to receive any compensation from the funds held under the Plan for its services in that capacity unless so determined by the Employer or required by law.

     F. Record of acts. The Administrator shall keep a record of all proceedings, acts and all such records and instruments pertaining to the Plan administration and shall be subject to inspection by the Employer at any time. The Employer shall supply, and the Administrator may rely on the accuracy of, all Employee data and other information needed to administer the Plan.

     G. Bond. The Administrator shall be required to give bond for the faithful performance of his duties to the extent, if any, required by the Act, the expense to be borne by the Employer.

     H. Agent for service of process. The Administrator shall be agent for service of legal process on the Plan.

     I. Rules. The Administrator may adopt or amend and shall publish to the Employees such rules and forms for the administration of the Plan, and may employ or retain such attorneys, accountants, physicians, investment advisors, consultants and other persons to assist in the administration of the Plan as it deems necessary or advisable.

     J. Delegation. To the extent permitted by applicable law, the Administrator may delegate all or part of his responsibilities hereunder and at any time revoke such delegation, by written statement communicated to the delegate and the Employer. The Custodian may, but need not, act on the instructions of such a delegate. The Administrator shall annually review the performance of such delegate.

     K. Claims procedure. It is anticipated that the Administrator will administer the Plan to provide Plan benefits without waiting for them to be claimed, but the following procedure is established to provide additional protection to govern unless and until a different procedure is established by the Administrator and published to the Employees and Employees' beneficiaries.

          (a) Manner of making claim. A Claim for benefits by an Employee or beneficiary to be effective under this procedure must be made to the Administrator and must be in writing unless the Administrator formally or by course of conduct waives such requirements.

          (b) Notice of reason for denial. If an effective claim is wholly or partially denied, the Administrator shall furnish such Employee or beneficiary with written notice of the denial within sixty (60) days after the original claim was filed. This notice of denial shall set forth in a manner calculated to be understood by the claimant (1) the reason or reasons for denial, (2) specific reference to pertinent plan provisions on which the denial is based,
(3) a description of any additional information needed to perfect the claim and an explanation of why such information is necessary, and (4) an explanation of the Plan's claim procedure.

          (c) Application for review. The Employee or beneficiary shall have sixty (60) days from receipt of the denial notice in which to make written application for review by the Administrator. The Employee or beneficiary may request that the review be in the nature of a hearing. The Employee or beneficiary shall have the rights (1) to have representation, (2) to review pertinent documents, and (3) to submit comments in writing.

          (d) Decision on review. The Administrator shall issue a decision on such review within sixty (60) days after receipt of an application for review, except that such period may be extended for a period of time not to exceed an additional sixty (60) days if the Administrator determines that special circumstances (such as the need to hold a hearing) requires such extension. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

     L. Fees and expenses of Administrator. All reasonable expenses, fees, and administrative costs incurred by the Administrator in the performance of its duties hereunder, including fees for legal services rendered to the Administrator, shall be paid by the Employer; and to the extent not so paid by the Employer, said fees and expenses shall be deemed to be an expense of the Custodial Investment Account and the Custodian is authorized to charge the same to the Accounts of the Employees, and unless allocable to the Accounts of specific Employees, they shall be charged against the respective Accounts of all or a reasonable group of Employees in such reasonable manner as the Custodian shall determine.


ARTICLE XI.  TERMINATION

     A. Voluntary termination. With respect to amounts not yet earned by an Employee, this Agreement may be terminated by either such Employee or the Employer by giving written notice to the other. Copies of such notice shall be sent forthwith tot he Custodian. Unless otherwise mutually agreed upon by the Employer and the Employee, any such termination shall take effect as of the last day of the

--------------------------------------------------------------------------------

month next following the month in which such written notice shall have been given, the Employee's compensation level shall be increased by the amount by which it otherwise would be reduced pursuant to any applicable Salary Reduction Agreement, and the obligations under this Agreement of the Employer with respect to future pay periods shall cease.

     B. Termination on distribution. This Agreement shall terminate as to an Employee when the assets held in the Custodial Investment Account established for the Employee hereunder have been distributed.

     C. Termination on disqualification. This Agreement shall terminate as to an Employee if, after notification by the Internal Revenue Service that the Employee's Account does not qualify under section 403(b)(7) of the Code, Scudder Fund Distributors, Inc. fails to or is unable to make the amendments necessary to so qualify the Account. On such termination of this Agreement, all assets in an Account shall be distributed in kind by the Custodian to the Employee or, in the event of his death, to his designated beneficiaries, subject to the Custodian's right to reserve funds as provided in Article V, Part E, except that where the value of such assets is less than five hundred ($500) dollars, the distribution shall be in cash.


ARTICLE XII.  MISCELLANEOUS

     A. Adjustment regarding other employee benefits. Unless provided otherwise in a separate written agreement between the Employer and the Employee, all employee benefits furnished (either wholly or in part) by the Employer for the benefit of the Employee (other than those provided for under this Agreement) which are based on the amount payable to an employee, and which would ordinarily be subject to reduction in the event of any salary adjustment other than that provided for under this Agreement, shall continue to be based on the Employee's compensation level without regard to any adjustment in Compensation provided for under this Agreement, if such employee benefits arrangements themselves are consistent with this Part A of Article XII.

     B. No release from liability. Nothing in this Plan shall relieve any person from liability for any responsibility under Part 4 of Title I of the Act. Subject thereto neither the Custodian, the Administrator nor any other person shall have any liability under the Plan, except as a result of his negligence or willful misconduct, and in any event the Employer shall fully indemnify and save harmless all person from any such liability except that resulting from their negligence or willful misconduct.

     C. Applicable law. This Agreement and all documents incorporated herein by reference shall be construed and administered in accordance with the laws of the state in which the home office of the Custodian is located.

     D. Terminology. Any masculine terminology in this Agreement shall include the feminine.

     E. Headings. Headings herein are primarily for convenience of reference, and if they conflict with the text, the text shall control.

     F. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

     G. Change of address. The Employer shall notify the Custodian in writing of any change of address within 30 days of such change.

     H. Notice. Notice from the Custodian to the Employee pursuant to this Agreement shall be effective if sent by first class mail to the business address of the Employer until the Employer specifies a different address acceptable to the Custodian. Any notice to the Custodian pursuant to this Agreement shall be by first class mail addressed to its home office.

     I. Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors in interest of the parties hereto.

     J. Not employment contract. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Employer to discharge the Employee or of the Employee to terminate his employment.

     K. Discretionary actions. Any discretionary action to be taken by the Employer or the Administrator under this Plan shall be nondiscriminatory in nature and all Employees similarly situated shall be treated in a uniform manner.

     L. Department of Labor requirements. If the Custodial Investment Account and this Agreement constitutes a plan subject to Title I of the Act, then the Employer, Administrator, Employee, and Custodian shall comply with the applicable requirements of Title I and shall furnish to each other such information as may be required in that respect.

     M. Construction. No provision of this Agreement, including the documents incorporated herein by reference, shall be construed to conflict with any provision of a Labor Department, Treasury Department or Internal Revenue Service regulation, ruling, release or other order which affects the terms of this Agreement or its qualification under section 403(b)(7) of the Code. It is intended that this Agreement, including the documents incorporated herein by reference, qualify as a custodial account under said section 403(b)(7) and this Agreement, including said documents, shall be construed and limited and the powers and discretions conferred hereunder and by applicable laws shall be exercised in a manner consistent with that purpose. Subject to the foregoing provisions of this Part M of Article XII, the following constructional principles shall govern: (1) in the event of any conflict between the Employer Adoption Agreement and the Employee Application, the provisions of the Employer Adoption Agreement shall prevail; and (2) in the event of any conflict between this Agreement and the documents incorporated herein by reference, the provisions of this Agreement shall prevail.

     N. Tax treatment. The tax treatment of any contributions to the Account and of any earnings of the Account depends, among other things, upon the nature of the Employer, and the amount and nature of contributions made in any year to the Account (and to other plans, accounts or contracts with the benefit of special tax treatment) for the benefit of the Employee. The Custodian and Scudder Fund Distributors, Inc. assume no responsibility with respect to such matters, nor shall any term or provision of this Agreement be construed so as to place any such responsibility upon any one of them. Furthermore, the Employer, the Employee, and the Administrator shall file and shall have sole responsibility for filing with the Internal Revenue Service and/or any other governmental agency such returns, reports, forms, and other information as may be required of them.

     O. Separability. If any provision of this Agreement shall beheld invalid or illegal for any reason, such determination shall not affect any remaining provisions of this Agreement, but this Agreement shall be construed and enforced as if such invalid or illegal provision had never been included in this Agreement.

Telephone
numbers and
addresses
--------------------------------------------------------------------------------
National toll free
telephone numbers
and addresses

     For information about the Scudder Employer-Select 403(b) program,

          CALL (toll-free) 1-800-225-2471
               (within Massachusetts, call collect 617-482-3990)
                              or
          WRITE to:  Scudder Funds Group Retirement Plans
                     175 Federal Street
                     Boston, MA 02110

     A Group Retirement Specialist from Scudder Fund Distributors, Inc., underwriter for the Scudder funds, will answer your calls and letters.

--------------------------------------------------------------------------------
Local addresses               Boca Raton
of Scudder Fund               150 East Palmetto Park Road
Distributors, Inc.            Boca Raton, Florida 33432
                              305-395-0040

                              Boston
                              175 Federal Street
                              Boston, Massachusetts 02110
                              617-426-8300

                              Chicago
                              Suite 2200, 111 East Wacker Drive
                              Chicago, Illinois  60601
                              312-861-2700

                              Cincinnati
                              540 Carew Tower
                              Cincinnati, Ohio  45202
                              513-621-2733

                              Cleveland
                              Suite 700, 1801 East Ninth Street
                              Cleveland, Ohio  44114
                              216-241-7744

                              Dallas
                              Suite 2124, Plaza of the Americas
                              700 North Pearl
                              Dallas, Texas  75201
                              214-742-1465

                              Houston
                              1530 Bank of the Southwest Building
                              Houston, Texas  77002
                              713-659-3838

                              Los Angeles
                              333 South Hope Street
                              Los Angeles, California  90071
                              213-628-1144

                              New York
                              345 Park Avenue
                              New York, New York  10154
                              212-350-8200

                              Philadelphia
                              Three Girard Plaza
                              Philadelphia, Pennsylvania  19102
                              215-864-7200

                              Portland, Oregon
                              Benjamin Franklin Plaza
                              1 S.W. Columbia St.
                              Portland, Oregon  97258
                              503-224-3999

                              San Francisco
                              Suite 4100, 101 California Street
                              San Francisco, California  94111
                              415-981-8191

Scudder
---------------------------------------------
This booklet is not to be used in connection with the offering of any of the Scudder funds unless preceded or accompanied by the appropriate current prospectuses. Scudder
Fund Distributors, Inc. is the underwriter of the Scudder no-load mutual funds.











BES-23    (C)Scudder Fund Distributors, Inc.